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Exhibit 4.3

CONSENT

        Reference is made to the registration statement on Form F-8 (the "Registration Statement") of Noranda Inc. (the "Company") relating to its offer to purchase shares of Falconbridge Limited to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof.

        We hereby consent to the reference to this firm in the section titled "Certain U.S. Federal Income Tax Considerations" in the Offer and Circular included in the Registration Statement and to the reference to our opinion contained therein.

        In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Dated: March 24, 2005

/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

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  Exhibit 4.3
CONSENT